John Alden Life Insurance Company of New York

                              Financial Statements

                      For the Year Ended December 31, 1996

                  John Alden Life Insurance Company of New York

                              Financial Statements

                      For the Year Ended December 31, 1996

                                      Index

                                                                         Page

Report of Independent Accountants.......................................  1

Balance Sheets as of December 31, 1995 and 1996
   and as of March 31, 1997.............................................  2

Statements of Income for the Years Ended December 31, 1994, 1995
   and 1996 and for the Three Months Ended March 31, 1996 and 1997......  3

Statements of Changes in Stockholder's Equity for the Years Ended
   December 31, 1994, 1995 and 1996 and for the Three Months Ended
   March 31, 1996 and 1997..............................................  4

Statements of Cash Flows for the Years ended December 31, 1994, 1995 and 1996 and for the Three Months Ended March 31, 1996 and 1997......  5

Notes to Financial Statements...........................................  6

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholder of John Alden Life Insurance Company of New York

In our opinion, the accompanying balance sheets and the related statements of income, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of John Alden Life Insurance Company of New York at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, the Company was sold by John Alden Life Insurance Company to SunAmerica Life Insurance Company on March 31, 1997. The accompanying financial statements have been prepared reflecting the accounting principles and estimates used as of December 31, 1996 and prior to the sale.





PRICE WATERHOUSE LLP

Miami, Florida
May 23, 1997

                 JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                          MARCH 31,
                                                                                  DECEMBER 31,              1997
                                                                          --------------------------    ------------
                            ASSETS                                            1995          1996         (UNAUDITED)
                                                                          -----------    -----------    ------------

Debt securities:
   Held-to-maturity securities, at amortized cost (market and
    $213,726, $222,897 and $211,948) .................................    $   205,790    $   220,070    $   213,083
   Available-for-sale securities, at market (cost $769,956, $878,836
     and $861,306) ...................................................        812,939        895,580        858,832
   Trading account securities, at market (cost $2,027, $1,018
     and $1,017) .....................................................          2,060            999            973
Mortgage loans .......................................................        225,871        237,105        232,968
Policy loans and other notes receivable ..............................          8,448          8,937          8,702
Real estate owned ....................................................          1,037          1,760            -
                                                                          -----------    -----------    -----------
     Total invested assets ...........................................      1,256,145      1,364,451      1,314,558
Cash and cash equivalents ............................................         40,291         44,408         93,527
Accrued investment income ............................................         14,761         16,072         15,745
Deferred policy acquisition costs ....................................         24,745         39,393         47,139
Goodwill .............................................................          8,518          8,019          7,894
Reinsurance receivables ..............................................         13,943         12,636         12,188
Investment deposits recoverable ......................................         28,831         25,520         25,065
Other assets .........................................................          3,561          5,597          9,878
                                                                          -----------    -----------    -----------
       Total assets ..................................................    $ 1,390,795    $ 1,516,096    $ 1,525,994
                                                                          ===========    ===========    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Contract holder liabilities:
      Contract holder deposit funds ..................................    $ 1,280,775    $ 1,399,752    $ 1,412,999
      Other benefit, claim and unearned premium reserves .............         19,798         22,630         23,152
  Accounts payable and other liabilities .............................          3,271          5,106          1,986
  Funds payable under reinsurance treaties ...........................            -              -              -
                                                                          -----------    -----------    -----------
        Total liabilities ............................................      1,303,844      1,427,488      1,438,137
                                                                          -----------    -----------    -----------
Stockholder's equity:
    Common stock, $20 par value; 360,000 shares authorized, issued and
      outstanding ....................................................          7,200          7,200          7,200
    Paid-in capital ..................................................         40,420         40,420         45,420
    Net unrealized gain (loss) on investments, net of income taxes ...         13,449          5,413         (1,683)
    Retained earnings ................................................         25,882         35,575         36,920
                                                                          -----------    -----------    -----------
         Total stockholder's equity ..................................         86,951         88,608         87,857
                                                                          -----------    -----------    -----------
         Total liabilities and stockholder's equity ..................    $ 1,390,795    $ 1,516,096    $ 1,525,994
                                                                          ===========    ===========    ===========



                       See Notes to Financial Statements.

                 JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                              STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)


                                                                                                          (UNAUDITED)
                                                                      TWELVE MONTHS ENDED               THREE MONTHS ENDED
                                                                          DECEMBER 31,                      MARCH 31,
                                                            ------------------------------------    ------------------------
                                                              1994          1995          1996         1996           1997
                                                            ---------     ---------    ---------     ---------     ---------
Revenues:
   Net insurance premiums and contract charges earned ..    $   4,520     $  20,945    $  20,423     $   5,533     $   4,826
   Net investment income ...............................       68,621        88,591       99,813        24,113        25,579
   Other income ........................................          202           -            -             -             -
   Net realized investment (losses) gains ..............       (3,828)        1,072         (654)          (61)         (849)
                                                            ---------     ---------    ---------     ---------     ---------
               Total revenues ..........................       69,515       110,608      119,582        29,585        29,556
                                                            ---------     ---------    ---------     ---------     ---------
Benefits and expenses:
   Interest credited to account balances ...............       54,451        73,691       73,598        17,398        19,179
   Benefit claims incurred in excess of account balances          -           2,071        2,396         1,124           371
    Increase in life insurance reserves ................        1,820         2,864        2,247         2,367           425
                                                            ---------     ---------    ---------     ---------     ---------
                Total benefits .........................       56,271        78,626       78,241        20,889        19,975
                                                            ---------     ---------    ---------     ---------     ---------
    Commissions ........................................           83         4,823        3,990         1,284         2,178
    General expenses ...................................        5,064        10,706       14,243         3,006         2,858
    Amortization of purchased intangibles ..............        1,105           929          850            93           202
    Amortization of deferred policy acquisition costs ..          991         5,038        7,922         1,823         2,205
                                                            ---------     ---------    ---------     ---------     ---------
                Total expenses .........................        7,243        21,496       27,005         6,206         7,443
                                                            ---------     ---------    ---------     ---------     ---------
                Total benefits and expenses ............       63,514       100,122      105,246        27,095        27,418
                                                            ---------     ---------    ---------     ---------     ---------
Income before provision for income taxes ...............        6,001        10,486       14,336         2,490         2,138
Provision for income taxes .............................        2,303         3,858        4,643           918           793
                                                            ---------     ---------    ---------     ---------     ---------
Net income .............................................    $   3,698     $   6,628    $   9,693     $   1,572     $   1,345
                                                            =========     =========    =========     =========     =========



                       See Notes to Financial Statements.

                 JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                                              (UNAUDITED)
                                                               TWELVE MONTHS ENDED DECEMBER 31,       THREE MONTHS ENDED MARCH 31,
                                                             -------------------------------------    ---------------------------
                                                                 1994          1995         1996           1996          1997
                                                             ---------     ---------     ---------     ---------     ---------
Number of shares outstanding ............................      360,000       360,000       360,000       360,000       360,000
                                                             =========     =========     =========     =========     =========

Common stock, beginning of period .......................    $   7,200     $   7,200     $   7,200     $   7,200     $   7,200
                                                             ---------     ---------     ---------     ---------     ---------
Common stock, end of period .............................    $   7,200     $   7,200     $   7,200     $   7,200     $   7,200
                                                             =========     =========     =========     =========     =========

Paid-in capital, beginning of period ....................    $  32,920     $  34,920     $  40,420     $  40,420     $  40,420
   Capital contributions ................................        2,000         5,500           -            --           5,000
                                                             ---------     ---------     ---------     ---------     ---------
Paid-in capital, end of period ..........................    $  34,920     $  40,420     $  40,420     $  40,420     $  45,420
                                                             =========     =========     =========     =========     =========

Net unrealized gain on investments,  net of income taxes,
   beginning of period ..................................    $   4,426     $  (3,620)    $  13,449     $  13,449     $   5,413
   Change in net unrealized gain on investments, net
     of income taxes ....................................       (8,046)       17,069        (8,036)       (9,350)       (7,096)
                                                             ---------     ---------     ---------     ---------     ---------
Net unrealized (loss) gain on investments, net of
     income taxes, end of period ........................    $  (3,620)    $  13,449     $   5,413     $   4,099     $  (1,683)
                                                             =========     =========     =========     =========     =========

Retained earnings, beginning of period ..................    $  15,556     $  19,254     $  25,882     $  25,882        35,575
   Net income ...........................................        3,698         6,628         9,693         1,572         1,345
                                                             ---------     ---------     ---------     ---------     ---------
Retained earnings, end of period ........................    $  19,254     $  25,882     $  35,575     $  27,454     $  36,920
                                                             =========     =========     =========     =========     =========

Stockholder's equity, beginning of period ...............    $  60,102     $  57,754     $  86,951     $  86,951     $  88,608
   Net income ...........................................        3,698         6,628         9,693         1,572         1,345
   Capital contributions ................................        2,000         5,500           -             -           5,000
   Change in net unrealized gain on investments,
     net of income taxes ................................       (8,046)       17,069        (8,036)       (9,350)       (7,096)
                                                             ---------     ---------     ---------     ---------     ---------
Stockholder's equity, end of period .....................    $  57,754     $  86,951     $  88,608     $  79,173     $  87,857
                                                             =========     =========     =========     =========     =========



                       See Notes to Financial Statements.

                 JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                                (UNAUDITED)
                                                                                                             THREE MONTHS ENDED
                                                                          TWELVE MONTHS ENDED                     MARCH 31,
                                                               -------------------------------------     -----------------------
                                                                 1994           1995         1996          1996           1997
                                                               ---------     ---------     ---------     ---------     ---------
Cash flows from operating activities:
   Net income .............................................    $   3,698     $   6,628     $   9,693     $   1,572     $   1,345
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Net realized investment losses (gains) ..............        3,828        (1,072)          654            61           849
      Depreciation and amortization .......................       (1,648)       (3,003)       (2,237)         (709)         (756)
      Policy acquisition costs deferred, net of
        amortization ......................................      (10,526)       (7,130)         (785)         (755)          545
      Amortization of purchased intangibles ...............        1,105           940           851           218           202
      Cumulative effect of a change in accounting principle          -             -             -             -             -
      Net inflows from sales, maturities, calls and
        purchases of trading account securities ...........       71,476         4,943         1,000           -             -
      Interest credited on universal life and investment
        type contracts ....................................       54,451        73,691        73,598        17,398        19,179
      Decrease in contract holder liabilities .............       (8,399)      (12,621)       (4,798)       (2,237)       (1,464)
      Increase in accrued investment income ...............         (440)       (3,392)       (1,311)          (23)          327
      Decrease (increase) reinsurance receivables and
        investment deposits recoverable ...................        4,359        (4,134)        3,344           (81)          233
      (Increase) decrease in other assets .................          (51)        1,281          (758)          (45)          275
      Increase in income taxes payable ....................       (1,536)         (925)        2,894         1,379          (907)
      Increase (decrease) in accounts payable and
        other liabilities .................................         (712)       (3,033)          370          (419)       (3,055)
      Increase (decrease) in funds payable under
        reinsurance treaties ..............................          (11)       (1,933)        1,275         1,944           669
                                                               ---------     ---------     ---------     ---------     ---------
   Net cash provided by operating activities ..............      115,594        50,240        83,790        18,303        17,442
                                                               ---------     ---------     ---------     ---------     ---------
Cash flows from investing activities:
     Proceeds from investments sold:
            Available-for-sale securities .................       30,262        36,597        25,752         1,515           -
            Real estate owned .............................        2,359           664           802           -           1,454
      Maturities, calls and scheduled loan payments:
            Held-to-maturity securities ...................       32,957        23,025        28,948         4,919         7,127
            Available-for-sale securities .................        3,068        47,286        24,011         7,847        18,077
            Mortgage loans and other notes receivable .....       21,459        20,394        36,026         8,419         8,118
       Investments purchased:
            Held-to-maturity securities ...................     (169,701)      (40,953)      (42,648)      (30,813)          -
            Available-for-sale securities .................      (91,027)     (150,480)     (156,069)      (24,397)          -
            Mortgage loans and other notes receivable .....      (82,972)      (97,701)      (49,504)      (19,097)       (4,142)
     Acquisition of insurance company .....................          -          (7,404)          -             -             -
     Purchases of property, equipment and other ...........          (40)         (214)          -             -             (11)
                                                               ---------     ---------     ---------     ---------     ---------
   Net cash used in investing activities ..................     (253,635)     (168,786)     (132,682)      (51,607)       30,623
                                                               ---------     ---------     ---------     ---------     ---------
Cash flows from financing activities:
     Receipts from universal life and investment-type
        contracts .........................................      212,486       233,595       153,423        49,811        30,746
     Payments on universal life and investment-type
        contracts .........................................      (72,531)      (90,404)     (100,414)      (23,077)      (34,692)
     Capital contribution from parent .....................        2,000         5,500           -             -           5,000
                                                               ---------     ---------     ---------     ---------     ---------
   Net cash provided by financing activities ..............      141,955       148,691        53,009        26,734         1,054
                                                               ---------     ---------     ---------     ---------     ---------
Net increase in cash and cash equivalents .................        3,914        30,145         4,117        (6,570)       49,119
Cash and cash equivalents, beginning of period ............        6,232        10,146        40,291        40,291        44,408
                                                               ---------     ---------     ---------     ---------     ---------
Cash and cash equivalents, end of period ..................    $  10,146     $  40,291     $  44,408     $  33,721     $  93,527
                                                               =========     =========     =========     =========     =========




                       See Notes to Financial Statements.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -- ORGANIZATION AND BUSINESS

      John Alden Life Insurance Company of New York ("JANY" or the "Company"), is a stock life insurance company primarily engaged in selling annuities in the State of New York, its state of domicile. Until March 31, 1997, the Company was a wholly-owned subsidiary of John Alden Life Insurance Company ("JALIC"). JALIC is a wholly-owned subsidiary of Houston National Life Insurance Company, which is a wholly-owned subsidiary of John Alden Financial Corporation ("JAFCO"), an insurance holding company and Delaware Corporation. On March 31, 1997, JALIC sold all of the common stock of JANY to SunAmerica Life Insurance Company ("SunAmerica"). On that date, SunAmerica made a capital contribution to JANY for $5.0 million.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements include management estimates and assumptions that affect the recorded amounts. The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessarily for a fair statement of the results of operations for the interim periods presented. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been omitted with respect to the interim period. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

      As described in Note 1, the Company was sold by JALIC to SunAmerica on March 31, 1997. The description of the accounting policies below and the disclosures in the following footnotes reflect those in effect at JANY while a subsidiary of JALIC. Subsequent to its purchase of JANY, SunAmerica may include different management estimates and assumptions, elect different applications of certain accounting policies and/or change the operations of the Company. The impact of any such potential change on the Company's financial position, results of operations or cash flows can not be determined at this time.

Investments

      Investments in debt securities are classified into one of three categories: held-to-maturity, available-for-sale or trading. Investments in debt securities which the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost, with premiums amortized to call dates and discounts amortized to maturity dates. In certain limited circumstances, such as individual issuer credit deterioration or requirements of insurance regulators, the Company may dispose of such investments prior to their scheduled maturities. Investments in debt securities which are held principally for the purpose of resale in the near term are classified as trading securities and carried at market value with unrealized gains and losses included in earnings. Investments in debt securities not classified as held-to-maturity or trading are classified as available-for-sale and carried at market value, with resulting unrealized gains and losses, net of applicable income taxes and deferred policy acquisition costs, credited or charged to stockholder's equity.

      Policy loans are carried at the unpaid principal balance. Mortgage loans are carried at the unpaid principal balance less unamortized discounts, write-downs and a valuation reserve. The valuation reserve is determined by both a historical analysis and specific loan analysis. Mortgage loan origination incremental costs and fees are deferred and amortized over the life of the loan using the interest method. Mortgage discounts are deferred and amortized to call dates. The Company's policy of placing mortgage loans on non-accrual status (i.e., no longer accruing investment income) is at the earlier of 90 days past due or at the commencement of foreclosure. Real estate owned represents foreclosed mortgage loan collateral and is held for sale and carried at cost less allowances for selling costs and impairments in value. The investment portfolio is continuously reviewed for investments that may have experienced a decline in value considered to be other than temporary. Provisions for impairments that are considered other than temporary are included in net realized investment gains (losses).

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents

      The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Premium and Other Contract-Related Revenues, Contract Holder Liabilities and Deferred Policy Acquisition Costs

      Single Payment Deferred Annuities and Flexible Payment Annuities. Contract charges earned for investment-type contracts consist of service charges and surrender charges assessed against account balances. Expenses related to these products include interest credited to account balances. Contract holder liabilities are recorded at accumulated value without reduction for surrender charges. Policy acquisition costs (principally excess first year commissions) are deferred and amortized over an initial policy period, generally ten years, in relation to expected profits. This amortization is reviewed annually and adjusted retrospectively when the Company revises its estimate of current or future gross profits to be realized from a group of products, including realized and unrealized gains and losses from investments.

      Universal Life Insurance. Contract charges earned consist of cost of insurance assessments, service charges and surrender charges assessed against account balances. Expenses consist of interest credited to account balances and benefit claims incurred in excess of policyholder account balances. Contract holder liabilities are recorded at accumulated value without reduction for surrender charges.

      Ordinary Life Insurance. Premiums are recorded as revenue when due. Policy reserves generally are calculated using the same assumptions as to interest, mortality, lapses and expenses used in pricing, plus additional margins for adverse deviation. Policy acquisition costs (principally excess first year commissions) are deferred and amortized over the premium paying period using the same assumptions as to interest, mortality and lapses used in calculating benefit reserves.

      Individual Health Insurance. Premiums are recorded as revenue when due. Policy and claim reserves are calculated based on tables prescribed by the New York State Insurance Department, consisting of assumptions as to interest, mortality and morbidity.

Goodwill

      Goodwill is amortized on a straight-line basis over lives ranging from 15 to 25 years. At December 31, 1995 and 1996, the balances of such net goodwill and accumulated amortization were approximately $8.5 million and $8.0 million and $4.4 million and $4.9 million, respectively. The Company periodically reviews the recoverability of goodwill from future cash flows, and adjusts the carrying value as required. At December 31, 1995 and 1996, the Company determined that goodwill, net of accumulated amortization, was not impaired.

Income Taxes

      Tax expense is the amount of income taxes expected to be payable for the current year plus (or minus) the change from the beginning of the year in deferred tax liabilities or assets. Deferred income taxes are provided in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The tax effect of future taxable temporary differences (liabilities) and future deductible temporary differences (assets) are separately calculated and recorded. A valuation allowance reducing the asset recognized must be recorded if it is determined that it is more likely than not that the asset will not be realized.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      JAFCO has elected to file a Life/Non-Life consolidated federal income tax return which includes all subsidiaries, including JANY. Federal income tax is computed under an inter-company agreement which generally provides that federal income taxes are allocated based on the amount due as if the Company files a separate return. A tax refund to a loss company for utilization of its net operating losses by a profitable company occurs to the extent the loss is utilized in the consolidated tax return.

Changes in Accounting Principles

      The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", effective January 1, 1996. SFAS No. 121 addresses the recognition and measurement of impairments of long-lived assets, certain identifiable intangible assets and goodwill related to those assets to be held as well as impairments of long-lived assets and certain identifiable intangibles to be disposed of. There was no effect on the Company's results of operations or financial position upon adoption of this statement.

      The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" effective January 1, 1995. SFAS No. 114 addresses the accounting by creditors for the measurement and recognition of loan impairments. SFAS No. 118 amends certain provisions of SFAS No. 114. There was no effect on the Company's results of operations or financial position upon adoption of these statements. It is the Company's policy to discontinue accrual of interest income on loans at the earlier of 90 days past due or at the commencement of foreclosure. Cash receipts on such loans are recognized as interest income, including recognition of amounts previously not accrued. Receipts in excess of all past due interest are recognized as reductions of principal. Loan impairments are generally considered to be other than temporary declines in value and therefore are reported as realized investment losses. As of December 31, 1995 and December 31, 1996, investments in impaired mortgage loans totaled $2.0 million and $3.8 million, respectively. Impairment reserves due to other than temporary declines in value of $0.4 million and $0.9 million have been recognized as realized investment losses in relation to such loans during 1995 and 1996, respectively.

NOTE 3 -- EFFECTS OF ACCOUNTING PRONOUNCEMENTS TO BE ADOPTED IN THE FUTURE

      In June 1996, the Financial Accounting Standards Board ("FASB") issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement addresses the accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a financial-components approach. Adoption is generally required for transactions occurring after December 31, 1996, while the effective date for certain portions of the statement has been deferred one year. The Company does not anticipate a material impact on its financial position or results of operations upon adoption.

NOTE 4 -- ACQUISITION OF AMERICAN CROWN LIFE INSURANCE COMPANY

      Effective January 1, 1995, the Company purchased all of the common stock of American Crown Life Insurance Company ("ACL"), a life and accident and health insurance company domiciled in the State of New York, for a purchase price of $8.0 million. The Company acquired $38.1 million of invested assets and $3.5 million of other assets. JANY also assumed liabilities of $34.2 million, including $32.5 million of contract holder liabilities. These balances, as well as results of operations of ACL, are included in the Company's financial statements from the acquisition date.

NOTE 5 -- INVESTMENTS

      In November 1995, the FASB issued "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities". This guidance permitted enterprises a one-time opportunity to reassess the appropriateness of the classifications of all securities and to reclassify held-to-maturity securities to the available-for-sale category without calling into question their intent to hold other debt securities to maturity. On December 18, 1995, the Company transferred securities from the held-to-maturity portfolio with an aggregate amortized cost of approximately $409.0 million to the available-for-sale portfolio at a market value of $417.5 million. As a result, the Company recorded a net unrealized gain in stockholder's equity, net of deferred policy acquisition costs and deferred income taxes (see Note 7), of approximately $2.4 million.

      The amortized cost and estimated market value of investments in held-to-maturity and available-for-sale securities as of December 31, 1995 and 1996 are as follows (dollars in thousands):

                                                                               DECEMBER 31, 1995
                                                             ----------------------------------------------
                                                                           GROSS       GROSS      ESTIMATED
                                                             AMORTIZED   UNREALIZED  UNREALIZED    MARKET
                                                               COST        GAINS       LOSSES      VALUE
                                                             ----------  ----------- -----------  ---------
HELD-TO-MATURITY
U.S. Treasury securities and
obligations of U.S. government corporations ............    $ 66,285    $  2,584    $     (8)    $ 68,861

and agencies
Obligations of state and local .........................       1,989         110        --          2,099
governments
Corporate securities ...................................      50,940       3,496        --         54,436
Mortgage-backed securities .............................      38,146         654        (167)      38,633
Asset-backed securities ................................      48,430       1,311         (44)      49,697
                                                            --------    --------    --------     --------
     Total .............................................    $205,790    $  8,155    $   (219)    $213,726
                                                            ========    ========    ========     ========

AVAILABLE-FOR-SALE
U.S. Treasury securities and
obligations of U.S. government corporations and agencies    $211,612    $ 10,987    $   (286)    $222,313
Obligations of state and local governments .............       2,205        --           (16)       2,189
Debt securities issued by foreign governments ..........      10,940         835        --         11,775
Corporate securities ...................................     306,810      21,347        --        327,387
Mortgage-backed securities .............................     218,014      10,787        (770)     228,540
Asset-backed securities ................................      20,375         360        (261)      20,735
                                                            --------    --------    --------     --------
     Total .............................................    $769,956    $ 44,316    $ (1,333)    $812,939
                                                            ========    ========    ========     ========

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 5 -- INVESTMENTS (CONTINUED)

                                                                 DECEMBER 31, 1996
                                                 ---------------------------------------------
                                                                GROSS       GROSS      ESTIMATED
                                                 AMORTIZED   UNREALIZED  UNREALIZED     MARKET
                                                   COST        GAINS       LOSSES        VALUE
                                                 ---------   ----------  ----------  ---------
HELD-TO-MATURITY
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies .................    $ 57,041    $  1,414    $   --       $ 58,455
Obligations of state and local governments...       1,990          64        --          2,054
Corporate securities ........................      67,715       1,780        (405)      69,090
Mortgage-backed securities ..................      41,608         462        (267)      41,803
Asset-backed securities .....................      51,716         329        (550)      51,495
                                                 --------    --------    --------     --------
     Total ..................................    $220,070    $  4,049    $ (1,222)    $222,897
                                                 ========    ========    ========     ========

AVAILABLE-FOR-SALE
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies .................    $213,837    $  4,777    $ (2,022)    $216,592

Obligations of state and local governments ..       2,205        --           (63)       2,142
Debt securities issued by foreign governments      10,946         396          (8)      11,334
Corporate securities ........................     313,424      10,529        (764)     323,189
Mortgage-backed securities ..................     239,418       5,466      (1,992)     242,892
Asset-backed securities .....................      99,006       1,064        (639)      99,431
                                                 --------    --------    --------     --------
     Total ..................................    $878,836    $ 22,232    $ (5,488)    $895,580
                                                 ========    ========    ========     ========

      The amortized cost and estimated market value of investments in held-to-maturity and available-for-sale securities at December 31, 1996, by contractual maturity, are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities which will be collected over multiple periods have been allocated based upon the ultimate maturities of the securities.


                                              DECEMBER 31, 1996
                                 ---------------------------------------------
                                   HELD-TO-MATURITY       AVAILABLE-FOR-SALE
                                 ----------------------  ---------------------
                                             ESTIMATED              ESTIMATED
                                 AMORTIZED    MARKET     AMORTIZED   MARKET
                                   COST        VALUE       COST       VALUE
                                 ----------  ----------  ---------  ----------
Due in one year or less......    $  11,622   $  11,772   $ 16,033    $ 16,037
Due after one year through          63,914      65,044     77,117      79,468
five years...................
Due after five year through         81,220      82,832    335,430     345,700
ten years....................
Due after ten years..........       63,314      63,249    450,256     454,375
                                 ---------   ---------   --------   ---------
    Total....................    $ 220,070     222,897    878,836     895,580
                                 ==========  ==========  =========  ==========

        At December 31, 1995 and 1996, the Company held no unrated or less than investment grade (i.e., with a Standard & Poor's Corporation ("S&P") rating below BBB) debt securities.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 -- INVESTMENTS (CONTINUED)

        The Company's mortgage loan investments are diversified by property type, location and loan size. Generally, loans do not exceed 75% of the property's value at the time the loan is made. At December 31, 1996, mortgage loan investments were concentrated in the following property types (dollars in thousands):

PROPERTY TYPE:                                                   PERCENTAGE
                                                     CARRYING    OF TOTAL
                                                      VALUE      MORTGAGES
                                                    -----------  -----------
Residential....................................     $  92,364       39.0%
Commercial:
    Retail space...............................        80,871       34.1
    Office buildings...........................        31,620       13.3
    Multi-family apartments....................        14,644        6.2
    Warehouse..................................        14,253        6.0
    Other......................................         3,353        1.4
                                                    ---------      -----
Total..........................................     $ 237,105      100.0%
                                                    =========      =====

      The following is a summary of activity relating to the mortgage loan impairment reserves as of and for the years ended December 31, 1994, 1995 and 1996 (dollars in thousands):

                                                  YEAR ENDED DECEMBER 31,
                                             ----------------------------------
                                               1994        1995        1996
                                             ----------  ----------  ----------
Balance, beginning of year..............     $    999   $    480    $    424
Additions to impairment reserves........           87        252       1,071
Amounts charged off or transferred to
real estate owned.......................         (606)      (308)       (608)
                                             --------    -------     -------
Balance, end of year....................     $    480    $   424     $   887
                                             ========    =======     =======

      As of December 31, 1995 and 1996, the Company held no investments in debt securities which were non-income producing for the previous twelve months. Non-income producing mortgage loans aggregating approximately $0.9 million were held as of December 31, 1995. The Company held no investments in a single entity (other than United States government agencies and authorities) which exceeded 10% of stockholder's equity as of December 31, 1996.

      At December 31, 1996, securities with a carrying value of approximately $0.3 million were on deposit with governmental agencies, as required by law in various states in which the insurance subsidiaries of JAFCO conduct business. This amount is included in total invested assets in the Company's accompanying balance sheet.

      See Note 12 for fair value of investment disclosures.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 6 -- NET INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS (LOSSES)

      Major categories of investment income for the years ended December 31, 1994, 1995 and 1996 are summarized below (dollars in thousands):

                                                YEAR ENDED DECEMBER 31,
                                         --------------------------------------
                                           1994          1995          1996
                                         -----------   ----------   -----------
Debt securities.....................     $  58,685     $  72,381    $  79,885
Mortgage loans......................        10,634        16,817       21,067
Policy loans and other notes
  receivable........................           534           988          636
                                         ---------      ---------    ---------
    Total gross investment income...        69,853        90,186      101,588
Less:  investment expenses..........        (1,232)       (1,595)      (1,775)
                                         ---------      ---------    ---------
     Net investment income..........     $   68,621     $  88,591    $  99,813
                                         ==========     =========    =========

      Proceeds from sales and calls of investments in debt securities for the years ended December 31, 1994, 1995 and 1996 were $129.3 million, $90.0 million and $33.9 million, respectively. Proceeds from sales and calls of available-for-sale securities for the years ended December 31, 1994, 1995 and 1996 were $30.3 million, $81.6 million and $32.9 million, respectively. Gross unrealized investment gains (losses) related to available-for-sale securities increased (decreased) stockholder's equity by $(20.2) million, $52.3 million and $(26.2) million for the years ended December 31, 1994, 1995 and 1996, respectively.

      The components of net realized investment (losses) gains for the years ended December 31, 1994, 1995 and 1996 are as follows (dollars in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                              -----------------------------------
                                                 1994        1995        1996
                                              ----------- ----------- -----------
Realized gains (losses) from sales, call
and prepayment
    Gross realized investment gains
      from sales and calls .................    $ 1,907     $ 1,119     $   535
    Gross realized investment losses from
      sales and calls ......................     (1,185)       (458)       (337)
    Prepayments of mortgage loans and other        (287)        147         108
                                                -------     -------     -------
        Realized gains (losses) from sales,
          calls and prepayments ............        435         808         306

Impairments in value .......................        117        (206)       (908)
Change in net unrealized gains and losses on     (4,380)        470         (52)
    trading accounting securities
                                                -------     -------     -------
    Net realized investment gains (losses) .    $(3,828)    $ 1,072     $  (654)
                                                =======     =======     =======

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 7 -- DEFERRED POLICY ACQUISITION COSTS

      The balances of and changes in deferred policy acquisition costs as of and for the years ended December 31, 1994, 1995 and 1996 are summarized as follows (dollars in thousands):

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1994       1995      1996
                                                   ---------  --------- ---------
Balance, beginning of year....................     $ 29,365   $ 43,588  $ 24,745
Capitalization of commissions, sales and issue
  expenses....................................       11,517     12,168     8,707

Amortization..................................         (991)    (5,038)   (7,922)
Effect of change in unrealized gains (losses)
  on available-for-sale securities............        3,697    (21,074)   13,863
Effect of implementation of subsequent SFAS No.
  115 guidance (see Note 5)....................         --      (4,899)      --
                                                   --------   --------  --------
Balance, end of year..........................     $ 43,588   $ 24,745  $ 39,393
                                                   =========  ========= ========

NOTE 8 -- CONTRACT HOLDER LIABILITIES

      The composition of contract holder liabilities at December 31, 1995 and 1996 and the more significant assumptions as to future investment yield, mortality and withdrawals, are as follows (dollars in thousands):


                                                              BASIS OF ASSUMPTION
                                    DECEMBER 31,        --------------------------------
                                ----------------------   INTEREST         MORTALITY/
                                  1995         1996        RATES          MORBIDITY
                                ----------  ----------  ---------  ---------------------

Contract holder deposit funds:
   Deferred and immediate
   annuities..................  $1,254,257  $1,374,045  3.5-10.0%   1971 IAM and 1983 IAM
  Universal life insurance....      26,518      25,707   4.5-6.0%   1980 CSO Tables
Other benefit reserves,
including individual life
  insurance...................       9,976      12,673   3.5-6.0%   1958 CSO & 1980 CSO
                                                                    Tables
Claim reserves................       9,492       9,194
Unearned premium reserves.....         330         763
                                ----------  ----------
  Total contract holder
  liabilities.................  $1,300,573  $1,422,382
                                ==========  ==========

      Contract holder deposit funds for deferred annuities and universal life contracts are recorded at their accumulated values using the retrospective deposit approach. The average accumulated values per annuity contract were approximately $27,600 and $25,600 as of December 31, 1996 and 1995, respectively. Interest rates shown for these contracts are current credited rates. Mortality rates are contractual guarantees for monthly term charges (universal life insurance) or settlement rates (deferred annuities).

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 9 -- LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

      The following table provides a reconciliation of the beginning and ending reserve balances for unpaid claims and claims adjustment expenses, on a gross-of-reinsurance basis for the years ended December 31, 1994, 1995 and 1996 (dollars in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                -------------------------------
                                                  1994       1995       1996
                                                ---------  ---------  ---------
Balance, at January 1 before acquisition of
  insurance company ........................    $    17     $    11     $ 9,492

  Balance at January 1 of acquired insurance
  company ..................................       --         1,453        --

  Less reinsurance recoverables ............       --          --         8,464
                                                -------     -------     -------
Net balance at January 1 ...................         17       1,464       1,028
                                                -------     -------     -------
Incurred claims related to:
  Current year .............................       (100)        (26)        139
  Prior year ...............................         (7)       --          (381)
                                                -------     -------     -------
Total incurred .............................       (107)        (26)       (242)
                                                -------     -------     -------
Paid claims related to:
  Current year .............................       (111)        399      (1,125)
  Prior year ...............................         10          11         931
                                                -------     -------     -------
Total paid .................................       (101)        410        (194)
                                                -------     -------     -------
Net balance at December 31 .................         11       1,028         980
   Plus reinsurance recoverables ...........       --         8,464       8,214
                                                -------     -------     -------
Balance at December 31 .....................    $    11     $ 9,492     $ 9,194
                                                =======     =======     =======

      The total incurred claims above include claims adjustment expenses net of reinsurance, which are included in general expenses in the accompanying statements of income for the years ended December 31, 1994, 1995 and 1996.

NOTE 10 -- REINSURANCE

      In the ordinary course of business, the Company assumes and cedes business with other insurance companies. Ceding reinsurance is used by the Company to limit its risk on new and unproven products, to meet certain regulatory, rating agency or debt covenant leverage ratios or to limit its risk up to its retention limits. The Company is not relieved of its primary obligation to the policyholder as a result of these reinsurance transactions. The maximum amount of life insurance retained on any one life is generally $50,000 or $500,000, depending upon the plan of insurance. At December 31, 1996, life insurance in force aggregated approximately $1.4 billion, after a reduction of approximately $0.2 billion for reinsurance ceded.

      The effects of reinsurance on long duration contracts for insurance premiums and contract charges earned are as follows (dollars in thousands):

                                                   YEAR ENDED DECEMBER 31,
                                                -----------------------------
                                                  1994       1995       1996
                                                ---------  ---------  -------
INSURANCE PREMIUMS AND CONTRACT CHARGES
EARNED FROM LONG DURATION CONTRACTS
Direct business...........................       $4,521    $ 8,584    $ 9,753
Reinsurance assumed.......................           --     12,106     10,995
Reinsurance ceded.........................           --         --       (618)
                                                 ------    -------    -------
   Net....................................       $4,521    $20,690    $20,130
                                                 ======    =======    =======

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 10 -- REINSURANCE (CONTINUED)

      The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions or economic characteristics of the reinsurers. The Company generally requires that its reinsurers be rated "A (Excellent)" or better by A.M. Best and Company ("A.M. Best").

      As of December 31, 1996, receivables from reinsurers and investment deposits recoverable, consisting primarily of contract holder liabilities transferred to reinsurers, were approximately $38.2 million. Of this total, approximately $25.5 million or 66.8% has been placed in trust under agreements which generally require that amounts in trust be equal to at least 100% of the regulatory contract holder liability balances at all times.

      Effective January 1, 1995, the Company entered into a reinsurance agreement and assumed primarily ordinary life reinsurance premiums from an unaffiliated company. The amounts of reinsurance assumed related to this agreement for the years ended December 31, 1995 and 1996 are as follows:
(dollars in thousands):

                                                           1995        1996
                                                         --------   --------
Premiums and contract changes earned...............      $ 12,106   $ 10,995
Benefits...........................................         2,265     (2,480)
Commissions and general expenses...................         9,816     13,450

NOTE 11 -- INCOME TAXES

      The components of the provision for income taxes for the years ended December 31, 1994, 1995 and 1996 are as follows (dollars in thousands):

                                                  YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1994       1995       1996
                                               ---------  ---------  ---------
Current tax expense......................      $ 4,820    $ 2,987    $ 2,882
Deferred tax expense (benefit)...........       (2,517)       871      1,761
                                               -------    -------    -------
    Provision for income tax.............      $ 2,303    $ 3,858    $ 4,643
                                               =======    =======    =======

      Current tax expense was reduced by $0.2 million from the utilization of net operating loss carryovers in 1996.

      The income tax provisions differ from the amounts determined by multiplying pre-tax income by the statutory federal income tax rate of 35%. Reconciliations between the actual tax provisions and expected tax provisions for the years ended December 31, 1994, 1995 and 1996 are as follows (dollars in thousands):

                                                 YEAR ENDED DECEMBER 31,
                                             -------------------------------
                                               1994       1995       1996
                                             ---------  ---------  ---------
Income taxes at statutory rate...........    $ 2,100    $ 3,670     $  5,018
   Amortization of goodwill..............        190        175          175
   Net decrease of valuation allowance...         --         --         (545)
   Other, net............................         13         13           (5)
                                             -------    -------     --------
Provision for income taxes...............    $ 2,303    $ 3,858     $  4,643
                                             =======    =======     ========

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 11 -- INCOME TAXES (CONTINUED)

      The significant temporary differences included in the net deferred income tax asset as of December 31, 1995 and 1996 are as follows (dollars in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                         ----------------------
                                                           1995        1996
                                                         ----------  ----------
Deferred income tax assets:
   Policy reserves and other insurance items.......      $ 23,626    $ 22,841
   Net operating loss carryforward.................         2,485       2,503
   Other deductible temporary differences..........           327         401
                                                         --------    --------
      Deferred income tax assets...................        26,438      25,745
                                                         --------    --------
Deferred income tax liabilities:
   Deferred policy acquisition costs and value of
    insurance inforce..............................       (13,806)    (14,170)

   Market discount on bonds and other investment
      items........................................        (2,056)     (2,901)
   Other taxable temporary differences.............           (21)       (423)
                                                         --------    --------
       Deferred income tax liabilities.............       (15,883)    (17,494)
                                                         --------    --------
Unrealized (gains) losses and related deferred
acquisition costs allocated to equity..............        (7,266)     (2,926)
                                                         --------    --------
Valuation allowance................................        (1,637)     (1,092)
                                                         --------    --------
    Net deferred income tax asset..................      $  1,652     $ 4,233
                                                         ========     =======

      Net deferred income tax assets are included in other assets in the accompanying balance sheets.

      Approximately $7.1 million of net operating loss carry-forwards ("NOLs") remain as of December 31, 1996 which expire through the year 2010. The utilization of these NOLs, which were acquired in connection with the purchase of ACL, is limited to the taxable earnings of the Company and is further subject to an annual limitation of $0.6 million. Future utilization of these net operating loss carry-forwards may also be affected by the sale of the Company to SunAmerica.

      Management believes, based on the Company's earnings history and its future expectations, that the Company will have sufficient taxable income in future years to realize the net deferred income tax asset. In evaluating the expectation of sufficient future taxable income, management considered the future reversal of temporary differences and available tax planning strategies that could be implemented, if required. Except as noted below, a valuation allowance was not required as of December 31, 1996 and 1995 as it was management's assessment that, based on available information, it is not more likely than not that any or all of the deferred tax asset will not be realized. A valuation allowance will be established if there is a change in management's assessment of the amount of the net deferred income tax asset that is expected to be realized. However, a valuation allowance of $1.6 million was established in 1995 in order to reflect uncertainties associated with the utilization of certain tax benefits acquired in connection with the purchase of ACL. During 1996, the valuation allowance was reduced by $0.5 million as a result of management's reevaluation of the uncertainties associated with the utilization of certain tax benefits acquired in connection with the purchase of ACL.

      Prior to 1994, the Company was permitted to exclude from taxable income those amounts determined under a formula established by provisions of the Internal Revenue Code of 1954, as amended. At December 31, 1996, the Company had accumulated untaxed income of approximately $0.3 million (tax effect of $0.1 million). Although such amounts are taxable under certain circumstances, management does not intend to take, or fail to take, any action that would cause all or part of these amounts to be included in taxable income; accordingly, deferred income taxes have not been provided on these amounts.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 12 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

      At December 31, 1996, the Company has approximately $49.5 million in their "shareholder's surplus" tax account from which dividend distributions can me made without incurring federal income taxes. The Company made federal income taxes payments of approximately $1.7 million, $4.8 million and $3.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

      The carrying value and estimated fair value of the Company's financial assets and financial liabilities at December 31, 1995 and 1996 are as follows (dollars in thousands):


                                  DECEMBER 31, 1995    DECEMBER 31, 1996
                                 --------------------  -------------------
                                 CARRYING    FAIR      CARRYING    FAIR     VALUATION
                                  VALUE      VALUE      VALUE     VALUE      METHOD
                                 --------  ----------  --------  ---------  ----------
Financial assets:
  Held-to-maturity securities:
   Publicly traded............  $160,695   $ 166,828  $139,296  $141,889        (1)

   Private placements.........    45,095      46,898    80,774    81,008        (2)
Available-for-sale securities:
   Publicly traded............   787,165     787,165   870,304   870,304        (1)
   Private placements.........    25,774      25,774    25,276    25,276        (2)
Trading account securities....     2,060       2,060       999       999        (1)
Mortgage Loans:
  Performing..................   223,771     236,987   233,537   243,525        (3)
  Non-performing..............     1,594       1,594     3,075     3,075        (4)
  Restructured on other than
    market terms..............       506         506       493       493        (4)

Policy loans and other notes
    receivable ...............     8,448       8,448     8,937     8,937        (5)

Cash and cash equivalents.....    40,291      40,291    44,408    44,408        (5)
Accrued investment income.....    14,761      14,761    16,072    16,072        (5)
Financial liabilities:
    Investment contracts with
        defined maturities....    37,608      37,864    38,385    38,402        (6)
   Investment contracts with no
        defined maturities.... 1,201,724   1,135,630 1,319,221 1,253,710        (7)


(1)   Fair value is based on publicly quoted market prices.

(2) Fair value is estimated using publicly quoted market prices for similar securities and adjusting by a spread which is reevaluated monthly, and approximates the spread on similar securities which the Company has purchased.

(3) Fair value is estimated using the discounted cash flow method, using interest rates currently offered for similar loans to borrowers with similar credit ratings.

(4) Fair value is based on external and internal appraisals less an allowance for estimated sales costs.

(5)   Carrying value approximates fair value.

(6) Fair value is estimated based upon the discounted cash flow method, using interest rates currently offered for similar contracts.

(7)   Fair value is defined as the amount payable on demand.

NOTE 13 -- STOCKHOLDER'S EQUITY

      The Company is limited by state insurance department regulations as to the amount of dividends and other payments that may be paid to its parent or affiliates. Dividends generally require regulatory approval. Loans and advances are limited to certain prescribed maximums in various jurisdictions and, in any event, require "arms-length" terms.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 13 -- STOCKHOLDER'S EQUITY (CONTINUED)

      Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ from GAAP. Material differences in these accounting practices include: value of insurance in force, deferred policy acquisition costs, goodwill, statutory non-admitted assets and deferred federal income taxes are recognized under GAAP accounting, while asset valuation and interest maintenance reserves are not; certain reinsurance agreements are accounted for as reinsurance for statutory purposes and as financing transactions under GAAP; premiums for universal life and investment-type products are recognized as revenues for statutory purposes and as deposits to policyholders' accounts under GAAP; investments in the Company's trading and available-for-sale accounts are carried at market value under GAAP and amortized cost under statutory reporting; and different assumptions are used in calculating future policyholders' benefits for statutory and GAAP purposes.

      The following reconciles capital and surplus and net income determined in accordance with accounting practices prescribed or permitted by the state insurance department with stockholder's equity and net income on a GAAP basis (dollars in thousands):

Stockholder's Equity

                                                         DECEMBER 31,
                                                      --------------------
                                                         1995        1996
                                                      --------    --------
Capital and surplus, on basis of statutory
accounting practices, as filed with
   insurance regulatory authorities                   $ 55,865    $ 64,803
   Value of insurance in force ...................         597         245
   Deferred policy acquisition costs .............      47,013      47,799
   Goodwill ......................................       8,518       8,019
   Net unrealized gain on investments ............      13,449       5,413
   Adjustment in policy and claim liabilities ....     (56,441)    (54,915)
   Net deferred income tax assets ................       8,920       7,142
   Statutory investment reserves .................       8,922      10,440
Other, net........................................         108        (338)
                                                      --------   ---------
 Stockholders equity, on basis of generally accepted
   accounting principles .........................    $ 86,951   $  88,608
                                                      ========   =========

Net Income

                                                           DECEMBER 31,
                                                   ------------------------------
                                                     1994       1995      1996
                                                   ---------  --------- ---------
Net income, on basis of statutory accounting
practices, as filed with insurance
  regulatory authorities.........................  $ 7,605   $ 3,242    $10,439
 Change in unrealized gain (loss) on
  trading  portfolio.............................   (2,844)      305        (34)
 Amortization of purchased intangibles...........   (1,105)     (931)      (850)
 Capitalization and amortization of deferred
   policy acquisition costs......................   10,526     7,130        785
 Adjustment of policy and claim liabilities......  (11,606)   (2,981)     1,457
 Reverse effect of statutory investment reserves      (368)     (244)       140
 Deferred income taxes...........................      981      (707)    (1,779)
 Mortgage delinquency reserves...................      519      (135)      (334)
 Other, net......................................      (10)      949       (131)
                                                   -------    -------   -------
Net income, on basis of generally accepted
  accounting principles..........................  $ 3,698    $ 6,628   $ 9,693
                                                   =======    =======   =======

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 14 -- LEASES

      The Company leases office space, office equipment and computer equipment under various operating leases with remaining terms ranging up to 4 years. The Company has no material capital leases. Under operating leases that have initial or remaining non-cancelable lease terms in excess of one year, approximate aggregate annual minimum rentals are as follows (dollars in thousands):

                                                        GROSS
                                                       RENTALS
                                                       -------

                  1997.............................    $   451
                  1998.............................        393
                  1999.............................        389
                  2000.............................        127
                  Later years......................         --
                                                       -------
                      Total minimum future rentals.    $ 1,360
                                                       =======

      Rental expense, which includes operating expenses associated with leased office space, for the years ended December 31, 1994, 1995, and 1996 approximately $0.6 million, $0.7 million and $0.6 million, respectively.

NOTE 15 -- RELATED PARTY TRANSACTIONS

      The Company receives certain services from affiliates, and incurs charges under intercompany service agreements. Under such agreements, the Company incurred the following charges during 1994, 1995 and 1996, respectively:

            o $0.6 million, $0.5 million and $0.9 million for data processing services performed by John Alden Systems Company.

            o $0.8 million, $1.1 million and $1.0 million for investment related services provided by John Alden Asset Management Company.

            o $0.2 million, $0.1 million and $0.2 million for actuarial and administrative services provided by JALIC.

      Until March 31, 1997, employees of JANY participated in, and the Company contributed to, the JALIC retirement pension and non-pension postretirement benefit plans. The Company's share of the accumulated benefit obligations of these plans was approximately $0.5 million and $0.5 million at December 31, 1995 and 1996, respectively.

      During 1994 and 1995, the Company received capital contributions from JALIC of $2.0 million and $5.5 million, respectively.

      As described in Note 2, the Company was included in a consolidated federal income tax return filed by JAFCO on behalf of all its subsidiaries. JANY had a federal income tax payable of approximately $0.6 million at December 31, 1996 and a federal income tax recoverable of approximately $0.6 million at December 31, 1995. Under the tax sharing agreement, the Company made payments to JALIC during 1994, 1995 and 1996 in the amount of $3.8 million, $4.8 million and $1.7 million, respectively.

                  JOHN ALDEN LIFE INSURANCE COMPANY OF NEW YORK
                          NOTES TO FINANCIAL STATEMENTS



NOTE 16 -- COMMITMENTS AND CONTINGENCIES

      The Company is routinely involved in litigation incidental to its businesses. It is management's opinion that the aggregate liability arising from the disposition of all such pending litigation will not have a material adverse effect on the Company's financial position, results of operations or cash flows.